Exhibit 99.1

NEWS RELEASE

HECLA APPOINTS DIRECTOR

FOR IMMEDIATE RELEASE

February 26, 2024

COEUR D’ALENE, IDAHO — Hecla Mining Company (NYSE:HL) today announced the appointment of Mark P. Board as a Director effective February 23, 2024. Mr. Board has been President of M Board Mining Consulting, LLC since 2020. Prior to that, he served as Vice President – Innovation and Technical Services for Hecla Limited, a subsidiary of Hecla Mining Company, from June 2014 until his retirement in June 2020. Prior to that, he acted as a consulting engineer for Itasca Consulting Group where he provided mine evaluation, mine design and stability assessments for underground and open pit mines worldwide. Mr. Broad has over 45 years of experience as a mining and geotechnical engineer and holds a PhD in Geological Engineering from the University of Minnesota.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is the largest silver producer in the United States. In addition to operating mines in Alaska, Idaho, and Quebec, the Company is developing a mine in the Yukon, Canada, and owns a number of exploration and pre-development projects in world-class silver and gold mining districts throughout North America.

For further information, please contact:

Anvita Mishra Patil

Vice President – Investor Relations and Treasurer

Cheryl Turner

Communications Coordinator

800-HECLA91 (800-432-5291)

Email: hmc-info@hecla.com

Website: www.hecla.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla.com        1